UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2018, Motus GI Holdings, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the underwriters named therein (the “Underwriters”), in connection with the underwritten public offering by the Company (the “Offering”) of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $2.70 per Share, less underwriting discounts.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30 day option (the “Option”) to purchase up to an additional 750,000 shares of Common Stock.

The Shares are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-228855) filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on December 19, 2018. The closing of the Offering is expected to occur on or about December 24, 2018, subject to customary closing conditions.

The net proceeds to the Company from the Offering, after deducting the Underwriters’ discounts, fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $12.11 million, or approximately $13.99 million if the Underwriters exercise their Option in full. The Company intends to use the net proceeds from the Offering to fund commercialization activities, research and development activities, including clinical and regulatory development and the continued development and enhancement of the Pure-Vu® System, and for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties, as well as customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The foregoing summaries of the terms of the Underwriting Agreement are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On December 17, 2018, the Company issued a press release announcing the launch of the Offering. On December 19, 2018, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Cautionary Note on Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including but not limited to statements related to the timing and completion of the Offering and the amount of net proceeds expected from the Offering are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks detailed from time to time in the Company’s SEC filings, including those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018, as well as those discussed in the preliminary prospectus and accompanying prospectus related to the Offering, the documents incorporated by reference herein and therein, any related free writing prospectus, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description.

1.1	Underwriting Agreement, dated December 19, 2018, by and between Motus GI Holdings, Inc. and Piper Jaffray & Co., as representative of the underwriters
99.1	Press release of Motus GI Holdings, Inc., dated December 17, 2018
99.2	Press release of Motus GI Holdings, Inc., dated December 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: December 20, 2018	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

Exhibit No.	Description.

1.1	Underwriting Agreement, dated December 19, 2018, by and between Motus GI Holdings, Inc. and Piper Jaffray & Co., as representative of the underwriters
99.1	Press release of Motus GI Holdings, Inc., dated December 17, 2018
99.2	Press release of Motus GI Holdings, Inc., dated December 19, 2018